February 21, 2023 Earnings Conference Call Fourth Quarter 2023

2 Cautionary Statements Regarding Forward-Looking Information This presentation contains certain forward-looking statements within the meaning of federal securities laws that are subject to risks and uncertainties. Words such as “could,” “may,” “expects,” “anticipates,” “will,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “predicts,” “should,” and variations on such words, and similar expressions that reflect our current views with respect to future events and operational, economic, and financial performance, are intended to identify such forward-looking statements. Any reference to “E” after a year or time period indicates the information for that year or time period is an estimate. Any reference to expected average outstanding shares is exclusive of any equity offerings. The factors that could cause actual results to differ materially from the forward-looking statements made by Exelon Corporation, Commonwealth Edison Company, PECO Energy Company, Baltimore Gas and Electric Company, Pepco Holdings LLC, Potomac Electric Power Company, Delmarva Power & Light Company, and Atlantic City Electric Company (Registrants) include those factors discussed herein, as well as the items discussed in (1) the Registrants' 2022 Annual Report on Form 10-K in (a) Part I, ITEM 1A. Risk Factors, (b) Part II, ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations, and (c) Part II, ITEM 8. Financial Statements and Supplementary Data: Note 18, Commitments and Contingencies; (2) the Registrants’ Third Quarter 2023 Quarterly Report on Form 10-Q (filed on November 2, 2023) in (a) Part II, ITEM 1A. Risk Factors, (b) Part I, ITEM 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations, and (c) Part I, ITEM 1. Financial Statements: Note 12, Commitments and Contingencies; and (3) other factors discussed in filings with the SEC by the Registrants. Investors are cautioned not to place undue reliance on these forward-looking statements, whether written or oral, which apply only as of the date of this presentation. None of the Registrants undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this presentation.

3 Non-GAAP Financial Measures Exelon reports its financial results in accordance with accounting principles generally accepted in the United States (GAAP). Historical results were revised from amounts previously reported to reflect only Exelon continuing operations. Exelon supplements the reporting of financial information determined in accordance with GAAP with certain non-GAAP financial measures, including: • Adjusted operating earnings exclude certain items that are considered by management to be not directly related to the ongoing operations of the business as described in the Appendix. • Adjusted operating and maintenance (O&M) expense excludes regulatory operating and maintenance costs for the utility businesses and certain excluded items. • Operating ROE is calculated using operating net income divided by average equity for the period. The operating income reflects all lines of business for the utility business (Gas Distribution, Electric Transmission, and Electric Distribution). • Adjusted cash from operations primarily includes cash flows from operating activities adjusted for common dividends and change in cash on hand. Due to the forward-looking nature of some forecasted non-GAAP measures, information to reconcile the forecasted adjusted (non-GAAP) measures to the most directly comparable GAAP measure may not be currently available, as management is unable to project all of these items for future periods. This information is intended to enhance an investor’s overall understanding of period over period financial results and provide an indication of Exelon’s baseline operating performance by excluding items that are considered by management to be not directly related to the ongoing operations of the business. In addition, this information is among the primary indicators management uses as a basis for evaluating performance, allocating resources, setting incentive compensation targets, and planning and forecasting of future periods. These non-GAAP financial measures are not a presentation defined under GAAP and may not be comparable to other companies’ presentations. Exelon has provided these non- GAAP financial measures as supplemental information and in addition to the financial measures that are calculated and presented in accordance with GAAP. These non-GAAP measures should not be deemed more useful than, a substitute for, or an alternative to the most comparable GAAP measures provided in the materials presented. Non-GAAP financial measures are identified by the phrase “non-GAAP” or an asterisk (*). Reconciliations of these non-GAAP measures to the most comparable GAAP measures are provided in the appendices and attachments to this presentation.

4 Key Messages Financial and Operational Excellence Regulatory & Other Developments Long-Term Outlook • Earned $2.38 per share in 2023, in the upper half of guidance(1) – ~6% growth off 2022 guidance midpoint(2) • Issued $142M, or approximately one-third, of original $425M equity commitment to support investment • Projecting 2024 dividend of $1.52 per share(3) – ~5.5% growth off 2023 dividend paid • Best-on-record operational performance at multiple utilities (1) Based off the midpoint of Exelon’s 2023 Adjusted Operating EPS* guidance range of $2.30 - $2.42 as disclosed at Q4 2022 Earnings Call in February 2023. (2) Based off the midpoint of Exelon’s 2022 Adjusted Operating EPS* guidance range of $2.18 - $2.32 as disclosed at Analyst Day in January 2022. (3) Aggregate amount of dividends to be paid quarterly and are subject to approval by Board of Directors. (4) 2024 earnings guidance based on expected average outstanding shares of 1,003M. • In 2023, completed 3 distribution rate cases across ComEd, BGE, and ACE • ComEd rehearing expected to establish an updated basis for temporary revenue requirement, and robust stakeholder engagement is underway to obtain approval of Grid Plan • Second multi-year rate plans (MYPs) at Pepco MD and Pepco DC remain on track; final orders expected in Q2 and Q3, respectively • Investing ~$34.5B of capital expenditures over 2024-2027, resulting in expected rate base growth of ~7.5% • Incremental equity of $1.3B to support growth capital of $3.2B, representing 40% of new capital investment • Projecting 2023-2027 Adjusted Operating Earnings* CAGR of 5-7%(1) with expectation to be at midpoint or better • Initiating projected 2024 EPS* of $2.40 - $2.50 per share(4)

2023 Commitments Met

Priorities & Commitments	Commitments Met
Maintain industry-leading operational excellence	• Best-on-record SAIFI and SAIDI performance at ComEd and PHI • ComEd received ReliabilityOne award for Most Reliable Utility in the United States
Deploy $7.2B of capex for the benefit of customers	• Invested $7.3B of capital, within 1% of guidance, including $6.1B of distribution and $1.2B of transmission
Earn consolidated operating ROE* of 9-10%	• Earned 9.3% operating ROE*
Deliver earnings* within $2.32-$2.40 per share	• Delivered earnings* of $2.38 per share, achieving results in top half of guidance range • Distributed common dividend of $1.44 per share, an increase of ~7% vs. prior year
Maintain strong balance sheet and execute financing plan	• Issued $142M of existing equity commitment to support investments • Over 2022-2023, consolidated credit metrics maintained ~100 bps of cushion on average above the rating agencies' downgrade thresholds
Advocate for equitable, balanced energy transition	• 3 utilities selected to receive $180M in federal grants through IIJA to improve reliability • Invested more than $18 million to support 90+ workforce development programs across 6 utilities and in our corporate offices
Focus on customer affordability, including through cost management	• Connected ~500K income-eligible customers to ~$550M of financial assistance • Institutionalized team dedicated to operating as One Exelon, pursuing long-term efficiencies • Helped customers save ~25.5 million MWhs in 2023 through energy efficiency programs
Achieve constructive rate case outcomes	• Completed 3 distribution rate cases to support continued investment to benefit our customers • Addressing disappointing ComEd order; Grid Plan approval will be a top priority in 2024

2023 built on Exelon's value proposition as the premier T&D utility and directed our focus areas for 2024

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Operating Highlights

Operations	Metric	2023			
		BGE	ComEd	PECO	PHI
Safety	OSHA Recordable Rate[(1)]	Q3	Q2	Q2	Q2
Electric Operations	2.5 Beta SAIFI (Outage Frequency)[(2)]	Q1	Q1	Q1	Q1
	2.5 Beta SAIDI (Outage Duration)[(3)]	Q1	Q1	Q1	Q1
Customer Operations	Customer Satisfaction[(4)]	Q2	Q1	Q1	Q2
Gas Operations	Gas Odor Response[(5)]	Q1	No Gas Operations	Q1	Q1

Quartile	
Q1	Q2
Q3	Q4

- Reliability remains consistently strong with all utilities achieving top quartile performance
  - ComEd and PHI achieved top decile SAIFI performance, and BGE and PECO attained first quartile; ComEd and PHI recorded best-on-record performance
  - ComEd earned top decile SAIDI performance, and BGE, PECO, and PHI achieved first quartile; ComEd and PHI recorded best-ever performance
- Industry-leading Gas Odor Response performance continues, as BGE, PECO, and PHI upheld top decile
- Safety and commitment to improving remain a top priority
  - OSHA underperformance predominantly driven by low-severity events across the utilities
  - Team is refocusing on behaviors needed to ensure safety is core to all aspects of operations
- PECO upheld first quartile and ComEd increased to first quartile in customer satisfaction, building on momentum in second half of 2023

Note: quartiles are calculated using results reported in 2021 by a panel of peer companies that are deemed most comparable to Exelon's utilities

(1) Reflects the number of work-related injuries or illnesses requiring more than first-aid treatment, per 100 employees as of December 31, 2023 (source: EEI Safety Survey, T&D Peer Panel only).
(2) Reflects the average number of interruptions per customer as YE actual (sources: First Quartile (1QC) T&D, PSE&G Electric Peer Panel Survey, or EIA).
(3) Reflects the average time to restore service to customer interruptions as YE actual (sources: First Quartile (1QC) T&D, PSE&G Electric Peer Panel Survey, or EIA).
(4) Reflects the measurements of perceptions of reliability, customer service, price and management reputation by residential and small business customers reported to Escalent as of December 31, 2023.
(5) Reflects the percentage of calls responded to in 1 hour or less as of December 31, 2023 (sources: PSE&G Peer Panel Gas Survey and AGA Best Practices Survey).

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7 2023 Financial Results Fourth Quarter 2023 EPS Results $0.27 $0.27 $0.10 $0.10 $0.15 $0.15 $0.20 $0.20 ($0.10) ($0.12) Q4 GAAP Earnings Q4 Adjusted Operating Earnings* $0.62 $0.60 Note: amounts may not sum due to rounding (1) 2023 earnings guidance based on expected average outstanding shares of 996M. ComEd’s 2023E earnings guidance was based on a forward 30-year Treasury yield as of 1/31/2023. Adjusted operating earnings* drivers versus $2.36 per share midpoint of full year guidance(1): BGE MYP reconciliation ComEd ROE, primarily due to rise in 30-year treasury rate Contracting costs Unfavorable weather and storm activity Full Year 2023 EPS Results $1.09 $1.11 $0.59 $0.56 $0.57 $0.49 $0.49 ($0.40) ($0.41) FY GAAP Earnings $0.63 FY Adjusted Operating Earnings* $2.34 $2.38 BGE PECO PHI ComEd Corp 2023 adjusted operating earnings* results exceed the midpoint of our guidance

2024 Adjusted Operating Earnings* Guidance



Adjusted Operating Earnings* Guidance(1)
$2.30 - $2.42(2)
$2.40 - $2.50(3)
2023 Original Guidance
2024 Original Guidance

Key Year-over-Year Drivers

- ⬆ Incremental investments in utility infrastructure
- ⬇ ComEd MYP rate order
- ⬇ Incremental debt at Corporate net of other financing costs

Key ComEd Assumptions

- Assume 2024 revenue requirement in line with final order in December
  - Rehearing offers potential to improve upon final order
- Revenue requirement subject to 105% reconciliation test, from which variances in new business, storms, and other items are excluded[4]

2024 adjusted operating EPS* guidance range accounts for range of regulatory outcomes, with a goal of delivering at the midpoint or better of the range

(1) Includes after-tax interest expense associated with debt held at Corporate
(2) 2023 earnings guidance based on expected average outstanding shares of 996M. ComEd's 2023E earnings guidance was based on a forward 30-year Treasury yield as of 1/31/2023.
(3) 2024 earnings guidance based on expected average outstanding shares of 1,003M.
(4) Eight exception categories include costs related to storms, new business, changes in interest rates, changes in taxes, facility relocations, changes in pension/OPEB costs, amortization and changes in timing of investments; subject to Commission review during each reconciliation.

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ComEd MYRP Process Update



1 Application for Rehearing Filed Dec 22, 2023
Filed Appeal with 3rd District Court Jan 10, 2024
Motion for Clarification Granted in Part Jan 31, 2024
Rehearing Filed Feb 16, 2024
2 Revised Grid Plan Filing Mar 13, 2024
File 2023 DSPR Apr 2024
Expected Rehearing Order Jun 10, 2024
Expected DSPR Order Dec 2024
4Q23
1Q24
2Q24
3Q24
4Q24
2023
2024
Today
Motion for Rehearing Granted in Part Jan 10, 2024
Evidentiary Hearings Mar 26, 2024

Key Distribution Rate Proceedings

- Multi-Year Rate Plan Rehearing[1]
  - Limited in scope to establish temporary revenue requirement across all test years until Grid Plan is approved; 150-day proceeding expected to conclude 6/10/24
- Multi-Year Rate Plan Appeal
  - Appeal limited primarily to 8.905% ROE, 50% capped equity ratio, and lack of return on pension asset; no statutory deadline
- Revised Grid Plan Filing
  - Revised Grid Plan to address deficiencies identified by ICC in 12/14/23 final order will be filed 3/13/24 and support a subsequent updated rate plan
- 2023 Delivery Service Pricing Reconciliation (DSPR)
  - Final 2023 formula rate reconciliation with order expected by December 2024 for rates effective 1/1/25

Path to an Approved Grid Plan

Since the Illinois Commerce Commission's (ICC) rejection of the Grid Plan on 12/14/23, ComEd swiftly moved to establish and execute a path to resolution:

1. ComEd filed an application for rehearing on 12/22/23, leading to ICC granting reconsideration of the interim revenue requirement for 2024-2027
2. ComEd has been engaging with key stakeholders to obtain input on revised Grid Plan filing by 3/13/24
   - Long-term outlook adjusted to reflect $1.25B of lower distribution capital relative to prior disclosure

If Grid Plan is not approved in 2024, long-term outlook contemplates flexibility to accommodate further adjustments to distribution capital investments

ComEd initiated the procedural steps to establish an updated basis for its temporary revenue requirement; robust stakeholder engagement is underway to obtain approval of a compliant Grid Plan and resume progress towards the state's clean energy goals

(1) See appendix slide 37 for ComEd's Multi-Year Rate Plan rehearing procedural schedule.

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Customer Needs and Industry Trends Continue to Support Investment Growth

4-year capital investment[1] profile drives benefits for our customers...



$26.0B
$26.7B
$29.0B
$31.3B
$34.5
$3.9B
$9.7B
$21.0B
2020 - 2023E
2021 - 2024E
2022 - 2025E
2023 - 2026E
2024 - 2027E

... and translates to higher rate base growth



7.5%
$55.4B
$60.3B
$64.7B
$69.0B
$73.9B
$11.1B
$15.6B
$47.1B
2023
2024E
2025E
2026E
2027E
Gas Delivery/Other(2)
Electric Transmission
Electric Distribution

Transmission Continues to Represent an Increasing Area of Investment Need Across Our Jurisdictions



NERC carrying out study ordered by Congress on minimum needs
Interregional Transfer Capabilities
Offshore Wind
~19.5 GW
of projected Mid-Atlantic offshore generation goals by 2040(4)
Growth in High-Density Load
Traditional Generation Retirements
Renewable Generation Interconnection
6+ GW
of expected data center growth within Exelon's service territory(3)
Up to 21 GW
of traditional generation capacity to be replaced with renewable generation and storage in PJM by 2030(5), or over ~10%

Exelon's $34.5B low-risk capital plan from 2024 to 2027 results in expected rate base growth of 7.5%

Note: Capital investment and rate base amounts may not sum due to rounding.

(1) 4-year capital outlook for 2023-2026E reflects capital forecast as presented at Q4 2022 Earnings Call; forecast for 2024-2027E as of Q4 2023 Earnings Call.

(2) Other includes ComEd's long-term regulatory assets (Energy Efficiency & Solar Rebate program) recovered under separate tariffs, which earn a full authorized Rate of Return. See Note 3 – Regulatory Matters in 2023 10-K for additional detail.

(3) Represents projects that are currently in an official phase of engineering with deposits paid but are not yet in-service as a customer. This is customer driven and represents future load when requested customer demand is realized.

(4) Projections based on New Jersey's and Maryland's public policy goals for offshore wind.

(5) Source: Energy Transition in PJM: Resource Retirements, Replacements & Risks https://www.pjm.com/-/media/library/reports-notices/special-reports/2023/energy-transition-in-pjm-resource-retirements-replacements-and-risks.ashx

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11 Managing Costs Below the Rate of Inflation $ in millions Exelon’s Investment in Grid Modernization has Enabled ~40% Improvement in Reliability and Created Customer Value… (1) Reflects adjusted O&M expense* for Exelon’s utilities which includes allocated costs from the shared services company; numbers rounded to the nearest $25M. (2) Assuming an annualized 3.5% rate of inflation based on consumer price index as reported by the Bureau of Labor Statistics and IHS across 2016-2024, adjusted O&M expense* would have increased by ~$1.2B over the same time period. (3) Source: Edison Electric Institute Typical Bills and Average Rates report for Summer 2023; reflects residential average rates for the 12-month period ending 6/30/2023. Los Angeles and Boston residential average rate data for the 12-month period ending 6/30/2023 sourced from Energy Information Administration (EIA-861M). High-population cities that do not provide data (e.g., Houston) are excluded from analysis. Chart reflects a sample of the top 20 cities for illustrative purposes. $3,725 $4,300 $4,500 2016 2023 2024E 2.4% 1 8 .8 3 1 7 .2 3 1 5 .5 5 1 5 .5 2 1 5 .1 2 1 5 .0 2 1 4 .7 6 1 4 .3 6 1 4 .1 2 1 3 .4 53 4 .1 0 S a n D ie g o 3 0 .3 5 B o s to n 2 9 .1 5 N e w Y o rk 2 2 .2 7 S a n F ra n c is c o 2 2 .1 5 L o s A n g e le s D e tr o it C h ic a g o M in n e a p o lis A tl a n ta E x e lo n U ti lit y A v e ra g e P h ila d e lp h ia B a lt im o re Top 20 City Average: 18.13 P h o e n ix U.S. Average: 15.97 M ia m i W a s h in g to n D .C . 1 1 .2 8 S t. L o u is Exelon Service Territorycents/kWh(3) Adjusted O&M ($M)*(1) Delivering a Premium Customer Experience at Competitive Rates Exelon continues to provide a premium customer experience – enhancing grid reliability and resiliency amidst growing needs and expectations – while maintaining cost discipline and keeping average customer rates well below benchmarks 2027 ~2.0% 0.78 SAIFI SAIDI 0.50 71 42 +36% +41% 2016 2023 …While Customer Rates Remain 17% Below the Largest Metro Cities in the United States • Adjusted O&M expense* projected annualized increase of 2.4% through 2024 remains below the historical rate of inflation, benefitting customer bills by avoiding $400M of inflationary impacts(2) • Continuing a disciplined approach to cost management as One Exelon ‒ Standardization and streamlining structure and operations of the organization ‒ Upgrading major Enterprise Resource Planning, customer billing, and automated work order systems ‒ Leveraging technology in the call centers and the field for increased efficiency and responsiveness to customers 2027E Better

Long-Term Earnings* Growth Supports Sustainable Dividend

Targeting 5-7% Adjusted Operating Earnings* CAGR from 2023-2027[1][5]


5-7%
$2.30 – $2.42[2]
$2.40 – $2.50[3]
2023E
2024E

Projected Dividend Payout[4]

Expect ~60% dividend payout ratio resulting in dividend growing in-line with targeted 5-7% adjusted operating EPS* CAGR through 2027


5-7%
$1.44
$1.52
2023A
2024E

- Plan reflects prudent and balanced response to rejection of first Grid Plan while accounting for uncertainty around final resolution
- Breadth and diversification of platform allows for ample opportunities to invest to support our customers and their energy and economic development objectives

Exelon is targeting adjusted operating EPS* CAGR of 5-7% from 2023 to 2027, with expectation to be at midpoint or better, and projecting a ~60% dividend payout ratio that will grow in-line with the targeted 5-7% EPS* growth

(1) Includes after-tax interest expense associated with debt held at Corporate.
(2) Reflects 2023 original earnings guidance based on expected average outstanding shares of 996M. ComEd's 2023E original earnings guidance was based on a forward 30-year Treasury yield as of 1/31/2023.
(3) 2024E earnings guidance based on expected average outstanding shares of 1,003M.
(4) Aggregate amount of dividends to be paid quarterly and are subject to approval by Board of Directors.
(5) Based off the midpoint of Exelon's 2023 Adjusted Operating EPS* guidance range of $2.30 - $2.42 as disclosed at Q4 2022 Earnings Call in February 2023.

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Path to 5-7% Annualized Earnings* Growth

	2024		2025		2026		2027	
OpCo	Drivers[1]	YoY EPS	Drivers[1]	YoY EPS	Drivers[1]	YoY EPS	Drivers[1]	YoY EPS
BGE[2]	Gas and electric MYP 2 year 1 rates and annual transmission update	↑	Gas and electric MYP 2 year 2 rates and annual transmission update	↑	Gas and electric MYP 2 year 3 rates and annual transmission update	↑	Gas and electric MYP 3 year 1 rates and annual transmission update	↑
ComEd	MYP 1 year 1 Final Order rates, partially offset by annual transmission update	↓	MYP 1 year 2 adjusted Final Order rates and annual transmission update	↑	MYP 1 year 3 adjusted Final Order rates and annual transmission update	↑	MYP 1 year 4 adjusted Final Order rates and annual transmission update	↑
PECO[2]	Year 3 of electric rates and year 2 of gas rates for Fully Projected Future Test Year (FPFTY) filings; annual transmission update and Distribution System Improvement Charge (DSIC)	→	New distribution rates in accordance with 2-3 year FPFTY filing cadence; annual transmission update	↑	New distribution filings as necessary to meet jurisdictional needs in accordance with 2-3 year FPFTY filing cadence; annual transmission update and DSIC	→	New distribution filings as necessary to meet jurisdictional needs in accordance with 2-3 year FPFTY filing cadence; annual transmission update and DSIC	→
PHI[2]	Pepco DC and MD MYP 2 year 1, DPL MD MYP 1 year 2 rates, and annual transmission update	↑	Pepco DC and MD MYP 2 year 2, DPL MD MYP 1 year 3 rates, and annual transmission update	↑	Pepco DC and MD MYP 2 year 3, DPL MD MYP 2 year 1 rates, and annual transmission update	↑	Pepco DC MYP 3 year 1, DPL MD MYP 2 year 2, Pepco MD MYP 2 year 4 rates & annual transmission update	↑
Corp	$1.2B of new debt, $150M equity issuance, and other financing costs	↓	Portion of $1.8B of 2025-2027 new debt, portion of remaining $1.4B of equity, and other financing costs	↓	Portion of $1.8B of 2025-2027 new debt, portion of remaining $1.4B of equity, and other financing costs	↓	Portion of $1.8B of 2025-2027 new debt, portion of remaining $1.4B of equity, and other financing costs	↓
Total YoY Growth Relative to Range	Growth Below 5-7% Range[3]		Growth Above 5-7% Range[4]		Growth at Low End of 5-7% Range		Growth Above Midpoint of 5-7% Range	

Rate case activity and investment plan drives path for 5-7% annualized adjusted operating earnings* growth, with flexibility to accommodate significant additional adjustments resulting from regulatory uncertainty in Illinois

Note: YoY earnings growth estimates are for illustrative purposes only to provide indicative YoY variability; arrows indicate incremental contribution or drag to YoY operating EPS* growth but not necessarily equivalent in terms of relative impact

(1) Reflects publicly known distribution rate cases that Exelon has filed or expects to file in 2024. Excludes traditional base rate cases with filing dates that are not yet available to the public. Known and measurable drivers as of 4Q23 earnings call.
(2) Transmission spend associated with Brandon Shores and RTEP Window 3 projects primarily earns AFUDC through the 2024-2027 guidance period due to final in-service dates of year-end 2028 and 2030, respectively.
(3) Based off the midpoint of Exelon's 2023 Adjusted Operating EPS* guidance range of $2.30 - $2.42 as disclosed at Q4 2022 Earnings Call in February 2023.
(4) Based off the midpoint of Exelon's 2024 Adjusted Operating EPS* guidance range of $2.40 - $2.50 as disclosed at Q4 2023 Earnings Call in February 2024.

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Maintaining a Strong Balance Sheet is a Top Financial Priority

S&P FFO / Debt %* and Moody's CFO (Pre-WC) / Debt %*



15%
14%
13%
12%
0%
~13%
13-14%
12%
2022A-2023E Average(1)
2024E-2027E Average(2,3)
Exelon Downgrade Threshold(4)

- Continue to maintain consistent cushion over our downgrade thresholds, managing risks while funding growth in a balanced, ratable fashion
  - Illustrates low-risk attributes of platform, including scale, jurisdictional diversification, operational excellence, and effective recovery mechanisms
- Mitigated majority of ComEd credit metric impact by reducing distribution spend
- Incremental investments will utilize balance sheet capacity over the planning horizon, but largely drive earnings and credit metric benefits beyond 2027
- Significant increase in capital expenditures being funded in a balanced manner
  - 40% of the increase, or $1.3 billion, will be funded with incremental equity
  - When combined with existing equity commitment, expect to issue $150M in 2024, and the balance over 2025 to 2027, implying ~$475M per year
- ATM in place with option to renew and upsize at the appropriate time

Credit Ratings[5]	ExCorp	ComEd	PECO	BGE	ACE	DPL	Pepco
Moody's	Baa2	A1	Aa3	A3	A2	A2	A2
S&P	BBB	A	A	A	A	A	A
Fitch	BBB	A	A+	A	A	A	A

Strong balance sheet and low-risk attributes provide strategic and financial flexibility

(1) Represents an average of Exelon's 2022 actuals per S&P and Moody's published reports and 2023 internal estimates.
(2) 2024–2027 average internal estimate based on S&P and Moody's methodology, respectively.
(3) With the tax repairs deduction, Corporate Alternative Minimum Tax (CAMT) would be fully mitigated, resulting in a ~0.5% increase to the 2024 - 2027 average credit metric at both S&P and Moody's.
(4) S&P and Moody's downgrade thresholds based on their published reports for Exelon Corp.
(5) Current senior unsecured ratings for Exelon and BGE and current senior secured ratings for ComEd, PECO, ACE, DPL, and Pepco.

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15 2024 Business Priorities and Commitments Focused on continued execution of operational, regulatory, and financial priorities to build on the strength of Exelon’s value proposition as the premier T&D utility ❖Maintain industry-leading operational excellence ❖ Achieve constructive rate case outcomes for customers and shareholders ❖ Deploy $7.4B of capex for the benefit of the customer ❖ Earn consolidated operating ROE* of 9-10% ❖ Deliver against operating EPS* guidance of $2.40 - $2.50 per share ❖Maintain strong balance sheet and execute on 2024 financing plan Industry-Leading Platform Leading Sustainability Profile Operational Excellence Financial Discipline Sustainable Value ❖ Continue to advocate for equitable and balanced energy transition ❖ Focus on customer affordability, including through cost management ❖ Resolve regulatory path forward in Illinois, including approval of updated integrated Grid Plan and associated multi-year rate plan Renewed Commitment New

16 Delivering Sustainable Value as the Premier T&D Utility SUSTAINABLE VALUE ✓ Strong Growth Outlook: ~$34.5B of T&D capital from 2024-2027 to meet customer needs, resulting in expected rate base growth of 7.5% and fully regulated T&D adjusted operating EPS* CAGR of 5-7% from 2023-2027(1) ✓ Shareholder Returns: Expect ~60% dividend payout ratio(2) resulting in dividend growing in-line with targeted 5-7% adjusted operating EPS* CAGR through 2027 INDUSTRY-LEADING PLATFORM ✓ Size and Scale: Largest T&D utility in the country serving 10+ million customers ✓ Diversified Rate Base: Operate across 7 different regulatory jurisdictions ✓ Large Urban Footprint: Geographically positioned to lead the energy transformation in our densely-populated territories OPERATIONAL EXCELLENCE ✓ Safely Powering Reliability and Resilience: Track record of top quartile reliability performance ✓ Delivering a World-Class Customer Experience: Helping customers take control of energy usage while delivering top quartile customer satisfaction results ✓ Strong Cost Recovery: ~100% of rate base growth covered by alternative recovery mechanisms and ~76% decoupled from volumetric risk LEADING SUSTAINABILITY PROFILE ✓ No Owned Generation Supply: Pure-play T&D utility ✓ Advancing Clean and Affordable Energy Choices: Building a smarter, stronger, and cleaner energy grid with options that meet customer needs at affordable rates ✓ Supporting Communities: Powering the economic health of the diverse communities we serve, while advancing social equity FINANCIAL DISCIPLINE ✓ Strong Balance Sheet: Maintain balance sheet capacity to firmly support investment grade credit ratings ✓ Organic Growth: Reinvestment of free cash to fund utility capital programs with $1.6B of equity in plan (1) Based off the midpoint of Exelon’s 2023 Adjusted Operating EPS* guidance range of $2.30 - $2.42 as disclosed at Q4 2022 Earnings Call in January 2023. (2) Aggregate amount of dividends to be paid quarterly and are subject to approval by Board of Directors. Industry-Leading Platform Leading Sustainability Profile Operational Excellence Financial Discipline Sustainable Value

17 Additional Disclosures

Utility Capex and Rate Base vs. Previous Disclosures


Q4 2022 Capital Expenditures ($M)
2022: 7,150; 900; 1,450; 4,775
2023E: 7,175; 925; 1,450; 4,825
2024E: 7,550; 975; 1,600; 4,975
2025E: 8,200; 975; 1,825; 5,400
2026E: 8,350; 1,000; 1,800; 5,575
Q4 2023 Capital Expenditures ($M)
2023: 7,325; 925; 1,225; 5,175
2024E: 7,425; 1,000; 1,625; 4,800
2025E: 8,650; 975; 2,450; 5,250
2026E: 9,225; 975; 2,875; 5,375
2027E: 9,225; 975; 2,725; 5,525
Q4 2022 Rate Base ($B)
+7.9%
2022: 51.4; 7.1; 10.5; 33.7
2023E: 56.2; 8.0; 11.7; 36.5
2024E: 60.8; 8.9; 12.6; 39.3
2025E: 65.0; 9.8; 13.4; 41.8
2026E: 69.6; 10.6; 14.2; 44.8
Q4 2023 Rate Base ($B)
+7.5%
2023: 55.4; 7.9; 11.5; 36.0
2024E: 60.3; 8.7; 12.4; 39.2
2025E: 64.7; 9.7; 13.0; 42.0
2026E: 69.0; 10.4; 14.2; 44.4
2027E: 73.9; 11.1; 15.6; 47.1
Gas Delivery/Other(1)
Electric Transmission
Electric Distribution(2)

Planning to invest $34.5B of capital from 2024-2027 for the benefit of our customers, supporting projected rate base growth of 7.5% from 2023-2027

Note: Numbers rounded to nearest $25M and may not sum due to rounding. Rate base reflects year-end estimates and does not include Construction Work In Progress (CWIP), which earns an AFUDC return. Q4 2022 disclosures dated February 14, 2023. Q4 2023 disclosure dated February 21, 2024.

(1) Other includes ComEd's long-term regulatory assets (Energy Efficiency & Solar Rebate program) recovered under separate tariffs, which earn a full authorized Rate of Return. See Note 3 – Regulatory Matters in 2023 10-K for additional detail.
(2) Electric distribution rate base includes regulatory assets that earn a full authorized Rate of Return; regulatory asset spend not reflected in capital spend projections.

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ComEd Capital Expenditure Forecast Q4 2023 Capital Expenditures ($M) Project ~$11.3B of capital being invested from 2024-2027 2,250 1,600 1,975 2,000 2,250 375 550 875 1,150 900 2023 2024E 2025E 2026E 2027E 2,625 2,150 2,850 3,150 3,150 2,075 2,025 2,350 2,450 475 525 575 650 2023E 2024E 2025E 2026E 2,550 2,550 2,925 3,100 Note: Numbers rounded to nearest $25M and may not sum due to rounding. Rate base reflects year-end estimates. Q4 2022 disclosures dated February 14, 2023. Q4 2023 disclosures dated February 21, 2024. (1) Other includes ComEd’s long-term regulatory assets (Energy Efficiency & Solar Rebate program) recovered under separate tariffs, which earn a full authorized Rate of Return. See Note 3 – Regulatory Matters in 2023 10-K for additional detail. (2) Electric distribution rate base includes regulatory assets that earn a full authorized Rate of Return; regulatory asset spend not reflected in capital spend projections. Rate Base 2023: 37% of Total Exelon Rate Base 7% 21% 72% Other(1) Electric Transmission Electric Distribution(2) $20.3B Q4 2022 Capital Expenditures ($M) 19

Project ~$7.4B of capital being invested from 2024-2027 20 PECO Capital Expenditure Forecast 975 1,225 1,300 1,350 1,275 100 125 200 250 325 400 375 375 375 2023 75 2024E 2025E 2026E 2027E 1,400 1,700 1,825 1,925 1,900 975 1,150 1,200 1,225 325 375 375 350 75 2023E 50 2024E 50 2025E 75 2026E 1,375 1,575 1,600 1,650 Note: Numbers rounded to nearest $25M and may not sum due to rounding. Rate base reflects year-end estimates. Q4 2022 disclosures dated February 14, 2023. Q4 2023 disclosures dated February 21, 2024. (1) Electric distribution rate base includes regulatory assets that earn a full authorized Rate of Return; regulatory asset spend not reflected in capital spend projections. Rate Base 2023: 20% of Total Exelon Rate Base 26% 11%62% Gas Delivery Electric Transmission Electric Distribution(1) $11.1B Q4 2023 Capital Expenditures ($M)Q4 2022 Capital Expenditures ($M)

Project ~$7.7B of capital being invested from 2024-2027 21 BGE Capital Expenditure Forecast 650 625 625 625 625 225 475 800 900 875 475 500 525 525 550 2023 2024E 2025E 2026E 2027E 1,350 1,600 1,950 2,050 2,075 525 525 525 525 325 425 625 450 475 525 525 550 2023E 2024E 2025E 2026E 1,325 1,475 1,675 1,550 Note: Numbers rounded to nearest $25M and may not sum due to rounding. Rate base reflects year-end estimates. Q4 2022 disclosures dated February 14, 2023. Q4 2023 disclosures dated February 21, 2024. (1) Electric distribution rate base includes regulatory assets that earn a full authorized Rate of Return; regulatory asset spend not reflected in capital spend projections. Rate Base 2023: 17% of Total Exelon Rate Base 31% 19% 50% Gas Delivery Electric Transmission Electric Distribution(1) $9.7B Q4 2023 Capital Expenditures ($M)Q4 2022 Capital Expenditures ($M)

22 PHI Consolidated Capital Expenditure Forecast 1,325 1,325 1,325 1,400 1,375 525 550 625 650 700 2023 2024E 2025E 2026E 2027E 100 100 75 75 50 1,950 1,975 2,025 2,125 2,125 1,225 1,275 1,325 1,375 550 575 600 625 125 100 2023E 2024E 75 2025E 75 2026E 1,900 1,950 1,975 2,075 Project ~$8.3B of capital being invested from 2024-2027 Rate Base 2023: 26% of Total Exelon Rate Base 4% 29% 67% Gas Delivery Electric Transmission Electric Distribution(1) $14.3B Q4 2023 Capital Expenditures ($M)Q4 2022 Capital Expenditures ($M) Note: Numbers rounded to nearest $25M and may not sum due to rounding. Rate base reflects year-end estimates. Q4 2022 disclosures dated February 14, 2023. Q4 2023 disclosures dated February 21, 2024. (1) Electric distribution rate base includes regulatory assets that earn a full authorized Rate of Return; regulatory asset spend not reflected in capital spend projections.

Project ~$1.9B of capital being invested from 2024-2027 23 ACE Capital Expenditure Forecast 300 275 275 300 275 100 150 250 225 175 2023 2024E 2025E 2026E 2027E 425 425 525 525 450 300 250 275 275 150 200 200 200 2023E 2024E 2025E 2026E 425 450 475 475 Electric Transmission Electric Distribution(1) Rate Base 2023: 6% of Total Exelon Rate Base 39% 61% $3.6B Q4 2023 Capital Expenditures ($M)Q4 2022 Capital Expenditures ($M) Note: Numbers rounded to nearest $25M and may not sum due to rounding. Rate base reflects year-end estimates. Q4 2022 disclosures dated February 14, 2023. Q4 2023 disclosures dated February 21, 2024. (1) Electric distribution rate base includes regulatory assets that earn a full authorized Rate of Return; regulatory asset spend not reflected in capital spend projections.

Project ~$2.4B of capital being invested from 2024-2027 24 DPL Capital Expenditure Forecast 300 325 300 325 325 175 200 200 225 250 100 100 75 75 50 2023 2024E 2025E 2026E 2027E 575 600 575 625 625 275 325 300 350 175 175 225 200 125 100 75 75 2023E 2024E 2025E 2026E 575 575 600 600 Gas Delivery Electric Transmission Electric Distribution(1) Rate Base 2023: 7% of Total Exelon Rate Base 15% 31% 54% $3.9B Q4 2023 Capital Expenditures ($M)Q4 2022 Capital Expenditures ($M) Note: Numbers rounded to nearest $25M and may not sum due to rounding. Rate base reflects year-end estimates. Q4 2022 disclosures dated February 14, 2023. Q4 2023 disclosures dated February 21, 2024. (1) Electric distribution rate base includes regulatory assets that earn a full authorized Rate of Return; regulatory asset spend not reflected in capital spend projections.

25 Pepco Capital Expenditure Forecast 725 750 775 775 750 250 200 175 200 275 2023 2024E 2025E 2026E 2027E 950 950 925 975 1,025 650 725 750 775 250 225 175 225 2023E 2024E 2025E 2026E 900 925 900 975 Electric Transmission Electric Distribution(1) Project ~$3.9B of capital being invested from 2024-2027 Rate Base 2023: 12% of Total Exelon Rate Base 22% 78% $6.9B Q4 2023 Capital Expenditures ($M)Q4 2022 Capital Expenditures ($M) Note: Numbers rounded to nearest $25M and may not sum due to rounding. Rate base reflects year-end estimates. Q4 2022 disclosures dated February 14, 2023. Q4 2023 disclosures dated February 21, 2024. (1) Electric distribution rate base includes regulatory assets that earn a full authorized Rate of Return; regulatory asset spend not reflected in capital spend projections.

2024 Financing Plan(1) Capital plan financed with a balanced approach to maintain strong investment grade ratings OpCo Instrument Issuance ($M) Maturity ($M) Issued ($M) Remaining ($M) FMB $775 ($250) - - FMB $675 ($400) - - FMB $250 ($150) - - FMB $175 ($33) - - FMB $575 - - - Senior Notes $800 - - - Senior Notes $1,700 ($500)(2) - - Equity $150 - - - Note: FMB represents First Mortgage Bonds (1) Financing plans are subject to change, depending on capital expenditures, regulatory outcomes, internal cash generation, market conditions, changes in tax policies, and other factors. (2) Represents $500M 18-month term loans maturing in April 2024. 26

2024-2027 Financing Plan


$ in billions
~$19
~($5)
~$5
~$13
~$1.6
~$35
Adjusted Cash from Operations*(1) 2024-2027
Debt Maturity
Debt Refinance
Debt Issuance(2)
Equity Issuance(3)
Utility Investment 2024-2027

Significant increase in capital expenditures is being funded in a balanced manner over the next several years

Note: Financing plan is subject to change

(1) Adjusted Cash from Operations* is net of common dividends and change in cash on hand.

(2) Includes both utility and corporate debt. Anticipate maintaining ~51% equity to capital ratio at the utilities. Of the $13B, Corporate debt issuances expected to be approximately $3B between 2024-2027.

(3) Expect to issue $1.6B of equity between 2024 and 2027, of which $1.3B reflects equity incremental to the Q4 2022 disclosure to directly support approximately 40% of $3.2 billion additional capital expenditures over the 4-year plan.

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Exelon Debt Maturity Profile(1,2) Debt Balances (as of 12/31/23)(1,2) Short-Term Debt Long-Term Debt(4) Total Debt BGE $0.3B $4.6B $4.9B ComEd $0.6B $11.7B $12.3B PECO $0.2B $5.3B $5.5B PHI $0.4B $8.6B $9.0B Corp $1.0B(3) $11.3B(4) $12.3B Exelon $2.5B $41.5B $44.0B 500 807 750 650 1,000 303 1,250 1,178 1,093 850 295 833 1,430 675 815 600 1,400 650 741 750 1,275 2,150 1,550 750 2,150 700 650 833 500 850 360 997 600 625 2,323 175 1,225 1,200 1,650 2,400 1,650 2024 2025 2026 2027 2028 2029 2030 2031 2032 2033 2034 2035 2036 2037 2038 2039 2040 2041 2042 2043 2044 2045 2046 2047 2048 2049 2050 2051 2052 2053 2054 (1) Maturity profile excludes non-recourse debt, securitized debt, capital leases, fair value adjustments, unamortized debt issuance costs and unamortized discount/premium. (2) Long-term debt balances reflect 2023 Q4 10-K GAAP financials, which include items listed in footnote 1. (3) Includes $500M of 364-day term loan maturing March 2024. (4) Includes $500M of 18-month term loans maturing in April 2024. Exelon’s weighted average long-term debt maturity is approximately 16 years ($M) As of 12/31/2023 EXC Regulated ExCorp 28

29 Exelon’s Annual Earned Operating ROEs* 9.5% 9.4% 9.6% 10.0% 8.7% 9.2% 9.4% 9.3% 2016 2017 2018 2019 2020 2021 2022 2023 Note: Represents the twelve-month periods December 31, 2016-2023 for Exelon’s utilities (excludes Corp). Earned operating ROEs* represent weighted average across all lines of business (Electric Distribution, Gas Distribution, and Electric Transmission). Gray-shaded area represents Exelon’s 9-10% targeted range. Delivered 2023 operating ROE* within our 9-10% targeted range

Q4 2023 QTD Adjusted Operating Earnings* Waterfall Note: Amounts may not sum due to rounding (1) Reflects higher allowed electric distribution ROE due to an increase in treasury rates. (2) Primarily due to electric distribution formula rate timing differences. (3) Reflects new gas distribution rates effective on January 1, 2023. (4) Primarily lower contracting costs in Q4 2023 vs. Q4 2022. $0.21 $0.09 $0.06 $0.05 $0.08 $0.10 $0.10 $0.12 $0.15 ($0.09) $0.20 Q4 2022 ComEd PECO BGE $0.01 PHI ($0.03) Corp Q4 2023 $0.43 $0.60 ($0.12) $0.27 $0.02 Distribution Rates(1) $0.04 Other(2) $0.01 Gas Distribution Rates(3) $0.01 Storm Costs $0.03 Other(4) $0.08 MYP Reconciliations $0.03 Distribution and Transmission Rates $0.01 Income Taxes Timing ($0.03) Contracting Costs ($0.01) Interest Expense $0.01 Other 30 BGE PECO PHI ComEd Corp ($0.02) Interest Expense ($0.02) Realized Losses from Hedging Activity $0.01 Other

Q4 2023 YTD Adjusted Operating Earnings* Waterfall



$0.12 Distribution and Transmission Rates[1]
$0.03 CMC Carrying Costs[2]
$0.02 Other
$0.08 MYP Reconciliations
$0.03 Distribution Rates
($0.02) Interest Expense
($0.01) Storm Costs
($0.01) Depreciation and Amortization
($0.01) Other
$0.02 BSC Allocations Adjustment for Discontinued Operations[5]
($0.09) Interest Expense
($0.02) Realized Losses from Hedging Activity
$0.03 Other
$2.27
$0.43
$0.63
$0.62
$0.94
($0.33)
($0.02)
$0.17
($0.06)
$0.06
$0.01
($0.08)
$0.02
$2.38
$0.49
$0.57
$0.63
$1.11
($0.41)
$0.00
($0.08) Unfavorable Weather[3]
($0.02) Depreciation and Amortization
($0.01) Storm Costs
($0.01) Interest Expense
$0.04 Gas Distribution Rates[4]
$0.02 Other
$0.08 Distribution and Transmission Rates
($0.03) Contracting Costs
($0.02) Depreciation and Amortization
($0.02) Interest Expense
($0.01) Unfavorable Weather
$0.01 Other
BGE
PECO
PHI
ComEd
Corp
Discontinued Ops Adjustment[5]
Q4 2022
ComEd
PECO
BGE
PHI
Corp
Q4 2023

Note: Amounts may not sum due to rounding

(1) Reflects higher allowed electric distribution ROE due to an increase in treasury rates and higher rate base.
(2) Reflects revenue related to the carbon mitigation credit (CMC) regulatory asset carrying costs. Beginning in June 2022, ComEd provided CMC bill credits to customers, and a mismatch between the credits and cash paid from participating nuclear-powered facilities is being carried as a regulatory asset by ComEd outside of the distribution formula rate. In 2023, ComEd began recovering a portion of those incremental financing costs, which are not included here, through the required application of the ICC determined customer deposit rate of 5% on the remaining uncollectible balance.
(3) Inclusive of impact to effective pricing due to weather-driven lower usage.
(4) Reflects new gas distribution rates effective on January 1, 2023.
(5) Reflects certain BSC costs that were historically allocated to ExGen but are presented as part of continuing operations in Exelon's results as these costs do not qualify as expenses of the discontinued operations per the accounting rules.

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31

32 Exelon Adjusted Operating Earnings* Sensitivities Interest Rate Sensitivity to +50bp 2024E 2025E Cost of Debt (1) $(0.00) $(0.01) Exelon Consolidated Effective Tax Rate(2) 8.9% 16.6% Exelon Consolidated Cash Tax Rate(3) 11.1% 10.0% (1) Reflects full year impact to a +50bp increase on Corporate debt net of pre-issuance hedges and floating-to-fixed interest rate swaps as of December 31, 2023. Through December 31, 2023, Corporate entered into approximately $1.3B of pre- issuance hedges through interest rate swaps. (2) Increase in the effective tax rate in 2025 is attributable to lower excess deferred income tax (EDIT) amortization. (3) Includes the impact of CAMT.

33 Rate Case Details

Exelon Distribution Rate Case Updates

	Oct	Nov	Dec	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Revenue Requirement	Approved/Requested ROE / Equity Ratio	Expected/Received Order Date
DPL DE Electric			EH SA				FO	FO	FO					$39.3M[1,2]	10.50% / 50.50%	Q2 2024
ComEd[3]			FO											$501.0M[1,4] 4-Year MYP	8.905% / 50.0%	Dec 2023
ACE		FO												$45.0M[1,5]	9.6% / 50.20%	Nov 2023
BGE[6]	IB RB		FO											$407.8M[1,7] 3-Year MYP	9.50% / 9.45% / 52.00%	Dec 2023
Pepco DC				IT	RT		EH	IB RB		FO	FO	FO		$190.7M[1,8] 3-Year MYP	10.50%/ 50.50%	Q3 2024[8]
Pepco MD			IT	RT		EH	IB RB		FO					$187.9M[1,9] 3-Year MYP	10.50%/ 50.50%	Jun 2024

CF Rate case filed
IT Intervenor direct testimony
RT Rebuttal testimony
EH Evidentiary hearings
IB Initial briefs
RB Reply briefs
FO Final commission order
SA Settlement agreement

Note: Unless otherwise noted, based on schedules of Illinois Commerce Commission (ICC), Maryland Public Service Commission (MDPSC), Pennsylvania Public Utility Commission (PAPUC), Delaware Public Service Commission (DPSC), Public Service Commission of the District of Columbia (DCPSC), and New Jersey Board of Public Utilities (NJBPU) that are subject to change.

(1) Revenue requirement includes changes in depreciation and amortization expense and other costs where applicable, which have no impact on pre-tax earnings.
(2) Requested revenue requirement excludes the transfer of $14.4M of revenues from the Distribution System Improvement Charge (DSIC) capital tracker into base distribution rates. As permitted by Delaware law, Delmarva Power implemented full proposed rates on Jul 15, 2023, subject to refund.
(3) ComEd's MYP schedule shown above. On Nov 30, 2023, the ICC approved recovery of ComEd's 2022 formula rate reconciliation of $259M for rates effective on Jan 1, 2024, but declined to approve its actual year-end capital structure. ComEd filed an application for rehearing on this issue which was denied on Jan 3, 2024. ComEd filed a notice of appeal with the 3rd Appellate District on Jan 5, 2024. On Jan 17, 2024, the ICC approved the Illinois Attorney General's application for rehearing on ComEd's deferral of certain costs incurred to implement CEJA. A final rehearing order is statutorily required by Jun 2024.
(4) On Dec 14, 2023, the ICC issued a Final Order in ComEd's 4-year MRP granting a $501M cumulative increase based on year-end 2022 rate base, an 8.905% ROE and 50% equity ratio, while directing ComEd to refile its 4-year Grid Plan in Mar 2024. On Jan 10, 2024, the ICC granted rehearing on ComEd's MRP revenue requirements that should be in place until the approval of ComEd's refiled Grid and Rate Plans. The rehearing proceeding must be completed by June 10, 2024. Also on Jan 10, ComEd filed with the Illinois Appellate Court an appeal of various aspects of the ICC's final order on which rehearing was denied, including the 8.905% ROE, 50% equity ratio, and denial of any return on ComEd's pension asset.
(5) On Nov 17, 2023, the NJBPU approved the ACE's settlement that reflects an overall increase of $45M to base distribution rates which is occurring in two phases. Phase I rates reflecting a $36M increase to base distribution rates became effective as of Dec 1, 2023. Phase II rates reflecting a $9M increase to base distribution rates became effective as of Feb 1, 2024.
(6) The MDPSC ruled that $74M of the requested electric and gas reconciliation amounts for 2021 and 2022 be recovered through separate riders, which are excluded from the noted revenue requirement. BGE is required to file its final reconciliation for its first MYP (year 2023) within 120 days of Dec 31, 2023.
(7) Reflects 3-year cumulative multi-year plan for 2024-2026. The MDPSC awarded incremental revenue requirement increases of $167M, $175M, and $66M with rates effective Jan 2024, Jan 2025, and Jan 2026, respectively. The incremental revenue requirement increase in 2024 reflects $41M increase for electric and $126M increase for gas; 2025 reflects $113M increase for electric and $62M increase for gas; 2026 reflects $25M increase for electric and $41M increase for gas. These include an acceleration of certain tax benefits in 2024 for electric and gas.
(8) Reflects 3-year cumulative multi-year plan. Company proposed incremental revenue requirement increases of $116.4M, $36.9M, and $37.3M with rates effective Feb 15, 2024, Jan 1, 2025, and Jan 1, 2026, respectively. The cumulative revenue requirement does not total to $190.7 million due to rounding. Pepco cannot predict the exact timing of the DCPSC decision.
(9) Reflects 3-year cumulative multi-year plan with a proposed 9-month extension. Company proposed incremental revenue requirement increases with rates effective Apr 1, 2024, Apr 1, 2025, Apr 1, 2026, and Apr 1, 2027. Pepco proposes to extend this MYP through Dec 31, 2027 to position utilities currently operating under MYPs to file future applications on staggered schedules and avoid over-burdening Commission Staff and other parties. An order is expected by Jun 2024.

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Delmarva DE (Electric) Distribution Rate Case Filing

Rate Case Filing Details	
Docket No.	22-0897
Test Period	July 1 – June 30
Test Year	12 month actual
Proposed Common Equity Ratio	50.50%
Proposed Rate of Return	ROE: 10.50%; ROR: 7.42%
Proposed Rate Base (Adjusted)	$1,081M
Requested Revenue Requirement Increase	$39.3M[1,2]
Residential Total Bill % Increase	5.08%

Notes

- Dec 15, 2022, Delmarva Power filed an application with the Delaware Public Service Commission (DPSC) seeking an increase in electric distribution rates
- Rate increase will support significant investments in infrastructure to maintain safety, reliability and customer service for our customers, as well as address emerging macroeconomic factors, specifically inflationary pressures and increased storm costs
- Sept 29, 2023, Delmarva Power filed 12+0 rebuttal testimony based on twelve months actual ending Jun 30, 2023; update to test period resulted in revised revenue requirement request of $39.3M
- Dec 2023, Delmarva Power reached a settlement[3] with all intervenors except PSC Staff. On Dec 4, a hearing on the settlement was held, and Staff subsequently filed an appeal. On Jan 10, the commission unanimously denied Staff's appeal. DPL is now awaiting the Hearing Examiner report to be issued on or before Feb 29, 2024

Detailed Rate Case Schedule

	Dec	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Jan	Feb	Mar	Apr
Filed rate case	12/15/2022																
Intervenor testimony									8/18/2023								
Rebuttal testimony										9/29/2023							
Evidentiary hearings													12/4/2023 - 12/7/2023				
Initial briefs																	
Reply briefs																	
Commission order expected																Q2 2024	→

(1) Revenue requirement includes changes in depreciation and amortization expense and other costs where applicable, which have no impact on pre-tax earnings.
(2) Requested revenue requirement excludes the transfer of $14.4M of revenues from the Distribution System Improvement Charge (DSIC) capital tracker into base distribution rates. As permitted by Delaware law, Delmarva Power implemented full proposed rates on July 15, 2023, subject to refund.
(3) The settlement includes a revenue increase of $28M (net of DSIC transfer to base rates and $42M gross) premised on a 9.6% ROE and 50.5% equity ratio along with a major storm expense rider.

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ComEd Distribution Rate Case Filing

Multi-Year Plan Case Filing Details	
Formal Case No.	23-0055
Test Period	January 1 – December 31
Test Year	2024, 2025, 2026, 2027
Approved Common Equity Ratio	50.0% 2024 through 2027
2024-2027 Approved Rate of Return	ROE: 8.905% 2024 through 2027[(1)] ROR: 6.572%, 6.597%, 6.670%, 6.705%
2024-2027 Approved Rate Base (Adjusted)	$13.8B 2024 through 2027[(2)]
2024-2027 Approved Revenue Requirement Increase	$451M, $14M, $6M, $30M[(2)]
2024-2027 Residential Total Bill % Increase	4.6%, 0%, 0.2%. 0.3%

Notes

- January 17, 2023, ComEd filed with the Illinois Commerce Commission (ICC) (i) a Multi-Year Integrated Grid Plan, and (ii) a four-year multi-year plan (MYP) request seeking an increase in electric distribution base rates, which was subsequently updated with changes through September 27, 2023.
- On December 14, 2023, the ICC issued a Final Order in ComEd's 4-year MRP granting a $501M cumulative increase based on year-end 2022 rate base, an 8.905% ROE and 50% equity ratio, while directing ComEd to refile its 4-year Grid Plan in March 2024. On January 10, 2024, the ICC issued an Amendatory Order, slightly modifying the revenue requirements, and granted rehearing on ComEd's MRP revenue requirements, which must be completed by June 10, 2024. Also on January 10, ComEd filed with the Illinois Appellate Court an appeal of various aspects of the ICC's final order on which rehearing was denied, including the 8.905% ROE, 50% equity ratio, and denial of any return on ComEd's pension asset.[(3)]
- Separately, on November 30, 2023, the ICC approved recovery of ComEd's 2022 formula rate reconciliation of $259M for rates effective on January 1, 2024, but declined to approve its actual year-end capital structure. ComEd filed an application for rehearing on this issue, which was denied on January 3, 2024. ComEd filed a notice of appeal with the 3rd Appellate District on January 5, 2024. On January 17, 2024, the ICC approved the Illinois Attorney General's application for rehearing on ComEd's deferral of certain costs incurred to implement CEJA. A final rehearing order is statutorily required by June 2024.

Detailed Rate Case Schedule

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Jan
Filed rate case	1/17/2023												
Intervenor testimony					5/22/2023								
Rebuttal testimony						6/27/2023							
Evidentiary hearings								8/21/2023					
Initial briefs									9/12/2023				
Reply briefs									9/27/2023				
Commission order												12/14/2023	

(1) Allowed ROE subject to adjustment up to +/- 32 basis points based on seven performance metrics which includes two Reliability and Resiliency metrics for +/- 5 bps each, Peak Load Reduction (+/- 6 bps), Supplier Diversity (+/- 3 bps), Affordability (+/- 5 bps), Interconnection (+/- 5 bps) and Customer Service (+/- 3 bp). A 50 basis point change in ROE is equivalent to $0.04 of EPS.
(2) The Commission granted rehearing on the revenue requirements and an order on rehearing is expected by June 10, 2024. ComEd expects to refile its Grid Plan on March 13, 2024.
(3) 2023 revenues include $32M in revenue resulting from the debt return earned on ComEd's $771M distribution pension asset, net of ADIT.

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Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec 2/16/2024Filed rehearing 3/8/2024Intervenor testimony 3/26/2024Evidentiary hearings 4/9/2024 - 4/16/2024Initial/Reply briefs 6/10/2024Expected rehearing order Rebuttal testimony 3/22/2024 ComEd Distribution Multi-Year Rate Plan Rehearing Multi-Year Plan Rehearing Case Filing Details Notes Formal Case No. 23-0055 • At its January 10, 2024 Special Open Meeting, the Commission granted rehearing on the establishment of the forecasted rate base and O&M for each test year of the Multi- Year Rate Plan pending approval of a revised Multi-Year Integrated Grid Plan. • On January 31, 2024, the Commission further clarified that the 2024-2027 revenue requirements determined in rehearing are to be composed of (i) the value of the 2023 forecasted year-end rate base in the evidentiary record; (ii) the cumulative value of plant additions in the existing evidentiary record in the New Business and Facilities Relocation investment categories forecasted to occur between January 1, 2024 and December 31 of each of the 2024 to 2027 test years, including the associated rate base changes in accumulated depreciation and accumulated deferred income taxes; (iii) the depreciation expense associated with the rate bases determined in (i) and (ii); and (iv) the O&M expenses approved in the Final Order and (iv) will exclude capital and O&M expense primarily driven by the Grid Plan, per Section 16-105.17(d)(1)0(11). • Bill impacts and revenue requirements are compared to what is currently in rates in 2024 per the final order approved Dec 14, 2023, as amended on January 10, 2024. Test Period January 1 – December 31 Test Year 2024, 2025, 2026, 2027 Ordered Common Equity Ratio (12/14/23 Final Order) 50.0% 2024-2027 Ordered Rate of Return (12/14/23 Final Order) ROE: 8.905% ROR: 6.572%, 6.597%, 6.670%, 6.705% 2024-2027 Requested Rate Base $15.0B, $15.3B, $15.6B, $15.9B 2024-2027 Requested Revenue Requirement Increase $157M, $194M, $228M, $260M 2024-2027 Residential Total Bill % Increase 1.9%, 2.3%, 2.7%, 3.1% Detailed Rate Case Schedule 37

ACE Distribution Rate Case Filing

Rate Case Filing Details	
Docket No.	ER23020091
Test Period	July 1 – June 30
Test Year	12 months actual
Approved Common Equity Ratio	50.20%
Approved Rate of Return	ROE: 9.6%; ROR: 6.68%
Approved Rate Base (Adjusted)	$2,119M
Approved Revenue Requirement Increase	$45.0M(1,2)
Residential Total Bill % Increase	4.17%

Notes

- February 15, 2023, ACE filed a distribution base rate case with the New Jersey Board of Public Utilities (NJBPU) to increase distribution base rates
- This rate increase will support significant investments in infrastructure to maintain safety, reliability and customer service for customers
- Includes initial recovery for ACE's smart meter deployment ("Smart Energy Network") and EVsmart program
- Addresses macroeconomic factors, specifically inflationary pressures and increased storm costs, and includes a Prudency Review for the PowerAhead program, which made storm-hardening investments from 2017-2022
- November 17, 2023, the New Jersey Board of Public Utilities approved the Stipulation of Settlement in Atlantic City Electric's base rate case with a revenue requirement distribution increase effective December 1, 2023

Detailed Rate Case Schedule

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec
Filed rate case	2/15/2023 ▲											
Intervenor testimony												
Rebuttal testimony												
Evidentiary hearings												
Initial briefs												
Reply briefs												
Commission order											▲ 11/17/2023	

(1) Revenue requirement includes changes in depreciation and amortization expense and other costs where applicable, which have no impact on pre-tax earnings.
(2) On Nov 17, 2023, the NJBPU approved the ACE's settlement that reflects an overall increase of $45M to base distribution rates which is occurring in two phases. Phase I rates reflecting a $36M increase to base distribution rates became effective as of Dec 1, 2023. Phase II rates reflecting a $9M increase to base distribution rates became effective as of Feb 1, 2024.

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39 BGE Distribution Rate Case Filing Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec Jan 6/20/2023 Initial briefs Filed rate case 2/17/2023 Rebuttal testimony Reply briefs 12/14/2023 7/31/2023 10/20/2023 8/30/2023 – 9/8/2023 Intervenor testimony Evidentiary hearings 10/10/2023 Commission order Multi-Year Plan Case Filing Details Notes Formal Case No. 9692 • February 17, 2023, BGE filed a three-year multi-year plan (MYP) request with the Maryland Public Service Commission (MDPSC) seeking an increase in electric and gas distribution base rates. • The increase is driven by investments to continue providing safe and reliable electric and gas distribution service to customers while laying the foundation for BGE to support the achievement of Maryland’s climate goals • December 14, 2023, MDPSC issued an Order that authorized an increase in each of the MYP years • The MDPSC also ruled that $74M of the requested electric and gas reconciliation amounts for 2021 and 2022 are eligible to be recovered through separate riders(3) Test Period January 1 – December 31 Test Year 2024, 2025, 2026 Approved Common Equity Ratio 52.00% 2024-2026 Approved Rate of Return ROE: Electric 9.5% / Gas 9.45% ROR: Electric 6.77% / Gas 6.74% 2024-2026 Approved Rate Base (Adjusted) $8.0B, $8.5B, $9.0B 2024-2026 Approved Revenue Requirement Increase (1,2) $167M, $175M, $66M 2024-2026 Residential Total Bill % Increase (2) 3.9%, 3.8%, 1.7% Detailed Rate Case Schedule (1) Revenue requirement includes changes in depreciation and amortization expense and other costs where applicable, which have no impact on pre-tax earnings. (2) Reflects an average residential customer receiving both electric and gas service from BGE. The MDPSC awarded incremental revenue requirement increases of $167M, $175M, and $66M with in each rate effective year, respectively. The incremental revenue requirement increase in 2024 reflects $41M increase for electric and $126M increase for gas; 2025 reflects $113M increase for electric and $62M increase for gas; 2026 reflects $25M increase for electric and $41M increase for gas. These include an acceleration of certain tax benefits in 2024 for both electric and gas. (3) The MDPSC ruled that $74M of the requested electric and gas reconciliation amounts for 2021 and 2022 be recovered through separate riders, which are excluded from the noted revenue requirement. BGE is required to file its final reconciliation for its first MYP (year 2023) within 120 days of December 31, 2023.

Pepco DC Distribution Rate Case Filing

Multi-Year Plan Case Filing Details

Formal Case No.	1176
Test Period	January 1 – December 31
Test Year	2024, 2025, 2026
Proposed Common Equity Ratio	50.50%
2024-2026 Proposed Rate of Return	ROE: 10.5% ROR: 7.77%, 7.78%, 7.79%
2024-2026 Proposed Rate Base (Adjusted)	$3.0B, $3.2B, $3.4B
2024-2026 Requested Revenue Requirement Increase[1,2]	$116.4M, $36.9M, $37.3M
2024-2026 Residential Total Bill % Increase[2]	6.4%, 6.0%, 5.6%

Notes

- April 13, 2023, Pepco submitted its "Climate Ready Pathway DC" three-year multi-year plan (MYP) application to the Public Service Commission of the District of Columbia (DCPSC) seeking an increase in electric distribution base rates
- This proposal outlines investments the company will make from 2024-2026 to support a climate ready grid and help support the District's clean energy goals
- The MYP includes a proposal expanding enrollment for the RAD program, operated by the District Department of Energy and Environment, to include more Pepco DC customers who qualify for any low-income program in the District

Detailed Rate Case Schedule

	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Jan	Feb	Mar	Apr	May	Jun	Jul
Filed rate case	4/13/2023															
Intervenor testimony										1/12/2024						
Rebuttal testimony											2/27/2024					
Evidentiary hearings													4/17/2024 - 4/19/2024			
Initial briefs														5/8/2024		
Reply briefs														5/24/2024		
Commission order expected[3]															Q3 2024	→

(1) Revenue requirement includes changes in depreciation and amortization expense and other costs where applicable, which have no impact on pre-tax earnings.
(2) Company proposed incremental revenue requirement increases with rates effective February 15, 2024, January 1, 2025, and January 1, 2026. The cumulative revenue requirement does not total to $190.7 million due to rounding.
(3) Pepco cannot predict the exact timing of the DCPSC decision.

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Pepco MD Distribution Rate Case Filing

Multi-Year Plan Case Filing Details	
Formal Case No.	9702
Test Period	April 1 – March 31
Test Year[1]	2024, 2025, 2026, 2027
Proposed Common Equity Ratio	50.50%
2024-2026 Proposed Rate of Return	ROE: 10.50% ROR: 7.77%, 7.79%, 7.80%, 7.81%
2024-2026 Proposed Rate Base (Adjusted)	$2.6B, $2.8B, $2.9B, $3.0B
2024-2026 Requested Revenue Requirement Increase[2,3]	$68.7M, $53.9M, $51.0M, $14.4M
2024-2026 Residential Total Bill % Increase[3]	4.6%, 3.4%, 3.2%, 0.9%

Notes

- May 16, 2023, Pepco submitted its "Climate Ready Pathway MD" three-year multi-year plan (MYP) application with proposed 9-month extension to the Maryland Public Service Commission (MDPSC) seeking an increase in electric distribution base rates
- This proposal outlines investments the company will make from 2024-2027 to advance the state's climate and clean energy goals while taking steps to mitigate the impact of these efforts on customer bills
- The MYP includes investments in innovative technologies, communications and information technology, reliability and customer-driven projects, and necessary system capacity enhancements needed to support customers through the current energy transformation

Detailed Rate Case Schedule

	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Jan	Feb	Mar	Apr	May	Jun
Filed rate case	5/16/2023													
Intervenor testimony								12/15/2023						
Rebuttal testimony									1/26/2024					
Evidentiary hearings											3/7/2024 - 3/13/2024			
Initial briefs												4/8/2024		
Reply briefs												4/22/2024		
Commission order expected[4]														June 2024

(1) Pepco is proposing to extend this MYP through December 31, 2027 in order to position utilities currently operating under MYPs to file future applications on staggered schedules and avoid over-burdening Commission Staff and other parties.
(2) Reflects Pepco's requested revenue requirement as of its rebuttal testimony filing ($187.9M), which was reduced by ~$26M from Pepco's direct filing of $213.6M to reflect MDPSC direction to address certain programs outside of the MYP. Revenue requirement includes changes in depreciation and amortization expense and other costs where applicable, which have no impact on pre-tax earnings. Additionally, Pepco is proposing acceleration of additional tax benefits to offset Rate Year 1 and Rate Year 2 bill impacts. Revenue requirement includes the impact of these proposed offsets.
(3) Company proposed incremental revenue requirement increases for 3-year multi-year plan with proposed 9-month extension for rates effective April 1, 2024, April 1, 2025, April 1, 2026, and April 1, 2027.
(4) Based on the settlement agreement approved on August 7, 2023 to (a) establish a revenue deferral mechanism to allow the Company to recover its full Commission-authorized 12-month rate year 1 increase between July 1, 2024 through March 31, 2025, and (b) extend the procedural schedule to address intervenor resource constraints.

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Approved Electric Distribution Rate Case Financials

Approved Electric Distribution Rate Case Financials	Revenue Requirement Increase/(Decrease)	Allowed ROE	Common Equity Ratio	Rate Effective Date
ComEd (Electric)[1,2]	$501.0M	8.905%	50.0%	Jan 1, 2024
PECO (Electric)[3]	$132.0M	N/A	N/A	Jan 1, 2022
BGE (Electric)[4]	$179.1M	9.50%	52.00%	Jan 1, 2024
Pepco MD (Electric)[5]	$52.2M	9.55%	50.50%	Jun 28, 2021
Pepco D.C. (Electric)[6]	$108.6M	9.275%	50.68%	Jul 1, 2021
DPL MD (Electric)[7]	$28.9M	9.60%	50.50%	Jan 1, 2023
DPL DE (Electric)	$13.5M	9.60%	50.37%	Oct 6, 2020
ACE (Electric)[8]	$45.0M	9.60%	50.20%	Dec 1, 2023

(1) ComEd received a final order in its four-year MYRP on December 14, 2023, reflecting a four-year cumulative multi-year rate plan for 2024 through 2027. The ICC approved revenue requirement increases of $451M in 2024, $14M in 2025, $6M in 2026 and $30M in 2027. On January 10, 2024, the ICC granted rehearing on ComEd's MRP revenue requirements. The rehearing proceeding must be completed by June 10, 2024 and new rates are expected to be in effect by July 1, 2024. Also on January 10, ComEd filed with the Illinois Appellate Court an appeal of various aspects of the ICC's final order on which rehearing was denied, including the 8.905% ROE, 50% equity ratio, and denial of any return on ComEd's pension asset.

(2) Separately, on November 30, 2023, the ICC approved recovery of ComEd's 2022 formula rate reconciliation of $259M for rates effective on January 1, 2024, but declined to approve its actual year-end capital structure. ComEd filed an application for rehearing on this issue which was denied on January 3, 2024. ComEd filed a notice of appeal with the 3rd Appellate District on January 5, 2024. On January 17, 2024, the ICC approved the Illinois Attorney General's application for rehearing on ComEd's deferral of certain costs incurred to implement CEJA. A final rehearing order is statutorily required by June 2024.

(3) The PAPUC issued an order on November 18, 2021 approving the Joint Petition for Settlement with rates effective on January 1, 2022. The settlement does not stipulate any ROE, Equity Ratio or Rate Base.

(4) Reflects a three-year cumulative multi-year plan for 2024-2026. The MDPSC awarded incremental revenue requirement increases of $167M, $175M, and $66M with in each rate effective year, respectively. The incremental revenue requirement increase in 2024 reflects $41M increase for electric and $126M increase for gas; 2025 reflects $113M increase for electric and $62M increase for gas; 2026 reflects $25M increase for electric and $41M increase for gas. These include an acceleration of certain tax benefits in 2024 for both electric and gas.

(5) Reflects a three-year cumulative multi-year plan for April 1, 2021 through March 31, 2024. The MDPSC awarded Pepco electric incremental revenue requirement increases of $21 million, $16 million, and $15 million, before offsets, for the 12-month periods ending March 31, 2022, 2023, and 2024, respectively. The MDPSC offset customer rate increases through March 31, 2022 with certain accelerated tax benefits, but deferred the decision to use additional tax benefits to offset customer rate increases for the periods after March 31, 2022.

(6) Reflects a cumulative multi-year plan with 18-months remaining in 2021 through 2022. The DCPSC awarded Pepco electric incremental revenue requirement increases of $42 million and $67 million, before offsets, for the remainder of 2021 and 2022, respectively. However, the DCPSC utilized the acceleration of refunds for certain tax benefits along with other rate relief to partially offset the customer rate increases by $22 million and $40 million for the remainder of 2021 and 2022, respectively.

(7) Reflects 3-year cumulative multi-year plan. On October 7, 2022, DPL filed a partial settlement with the MDPSC, which included incremental revenue requirement increases of $16.9M, $6.0M and $6.0M with rates effective January 1, 2023, January 1, 2024, and January 1, 2025, respectively. The MDPSC approved the settlement without modification on December 14, 2022.

(8) On November 17, 2023 the NJBPU approved the Company's Settlement that reflects an overall increase of $45M to base distribution rates which is occurring in two phases. Phase I rates reflecting a $36M increase to base distribution rates became effective as of December 1, 2023. Phase II rates reflecting a $9M increase to base distribution rates became effective as of February 1, 2024.

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43 Approved Gas Distribution Rate Case Financials Approved Gas Distribution Rate Case Financials Revenue Requirement Increase/(Decrease) Allowed ROE Common Equity Ratio Rate Effective Date PECO (Gas) $54.8M N/A N/A Jan 1, 2023 BGE (Gas) (1) $228.8M 9.45% 52.00% Jan 1, 2024 DPL DE (Gas) $7.6M 9.60% 49.94% Nov 1, 2022 (1) Reflects a three-year cumulative multi-year plan for 2024-2026. The MDPSC awarded incremental revenue requirement increases of $167M, $175M, and $66M with in each rate effective year, respectively. The incremental revenue requirement increase in 2024 reflects $41M increase for electric and $126M increase for gas; 2025 reflects $113M increase for electric and $62M increase for gas; 2026 reflects $25M increase for electric and $41M increase for gas. These include an acceleration of certain tax benefits in 2024 for both electric and gas.

44 Approved Electric Transmission Formula Rate Financials Approved Electric Transmission Formula Rate Financials Revenue Requirement Increase/(Decrease) Allowed ROE(1) Common Equity Ratio Rate Effective Date(2) ComEd $83M 11.50% 55.00% Jun 1, 2023 PECO $47M 10.35% 54.12% Jun 1, 2023 BGE $4M 10.50% 53.48% Jun 1, 2023 Pepco $32M 10.50% 50.50% Jun 1, 2023 DPL $29M 10.50% 50.31% Jun 1, 2023 ACE $29M 10.50% 50.02% Jun 1, 2023 (1) The rate of return on common equity for each Utility Registrant includes a 50-basis-point incentive adder for being a member of a RTO. (2) All rates are effective June 1, 2023 - May 31, 2024, subject to review by interested parties pursuant to protocols of each tariff.

45 Reconciliation of Non-GAAP Measures

46 Projected GAAP to Operating Adjustments • There are no adjustments between 2024 projected GAAP earnings and adjusted (non-GAAP) operating earnings currently.

47 GAAP to Non-GAAP Reconciliations(1) GAAP Operating Income + Depreciation & Amortization = EBITDA - Cash Paid for Interest +/- Cash Taxes +/- Other S&P FFO Adjustments = FFO (a) Long-Term Debt + Short-Term Debt + Underfunded Pension (after-tax) + Underfunded OPEB (after-tax) + Operating Lease Imputed Debt - Cash on Balance Sheet +/- Other S&P Debt Adjustments = Adjusted Debt (b) S&P FFO Calculation(2) S&P Adjusted Debt Calculation(2) Moody’s CFO (Pre-WC)/Debt (3) = CFO (Pre-WC) (c) Adjusted Debt (d) Moody’s CFO (Pre-WC) Calculation(3) Cash Flow From Operations +/- Working Capital Adjustment + Energy Efficiency Spend +/- Carbon Mitigation Credits +/- Other Moody’s CFO Adjustments = CFO (Pre-Working Capital) (c) Long-Term Debt + Short-Term Debt + Underfunded Pension (pre-tax) + Operating Lease Imputed Debt +/- Other Moody’s Debt Adjustments = Adjusted Debt (d) S&P FFO/Debt (2) = FFO (a) Adjusted Debt (b) Moody’s Adjusted Debt Calculation(3) (1) Due to the forward-looking nature of some forecasted non-GAAP measures, information to reconcile the forecasted adjusted (non-GAAP) measures to the most directly comparable GAAP measure may not be currently available; therefore, management is unable to reconcile these measures. (2) Calculated using S&P Methodology. (3) Calculated using Moody’s Methodology.

48 Q4 QTD GAAP EPS Reconciliation Three Months Ended December 31, 2023 ComEd PECO BGE PHI Other Exelon 2023 GAAP Earnings (Loss) from Continuing Operations Per Share $0.27 $0.15 $0.20 $0.10 ($0.10) $0.62 Mark-to-Market Impact of Economic Hedging Activities - - - - (0.02) (0.02) 2023 Adjusted (non-GAAP) Operating Earnings (Loss) Per Share $0.27 $0.15 $0.20 $0.10 ($0.12) $0.60 Note: All amounts shown are per Exelon share and represent contributions to Exelon's EPS. Amounts may not sum due to rounding. Three Months Ended December 31, 2022 ComEd PECO BGE PHI Other Exelon 2022 GAAP Earnings (Loss) from Continuing Operations Per Share $0.21 $0.10 $0.11 $0.09 ($0.08) $0.43 Income Tax-Related Adjustments - - - - (0.01) (0.01) 2022 Adjusted (non-GAAP) Operating Earnings (Loss) Per Share $0.21 $0.10 $0.12 $0.09 ($0.09) $0.43

Q4 YTD GAAP EPS Reconciliation

Twelve Months Ended December 31, 2023	ComEd	PECO	BGE	PHI	Other	Exelon
2023 GAAP Earnings (Loss) from Continuing Operations Per Share	$1.09	$0.56	$0.49	$0.59	($0.40)	$2.34
Change in Environmental Liabilities	-	-	-	0.03	-	0.03
SEC Matter Loss Contingency	-	-	-	-	0.05	0.05
Separation Costs	0.01	-	-	0.01	-	0.02
Change in FERC Audit Liability	0.01	-	-	-	-	0.01
Income Tax-Related Adjustments	-	-	-	-	(0.05)	(0.05)
2023 Adjusted (non-GAAP) Operating Earnings (Loss) Per Share	$1.11	$0.57	$0.49	$0.63	($0.41)	$2.38

Twelve Months Ended December 31, 2022[(1)]	ComEd	PECO	BGE	PHI	Other	Exelon
2022 GAAP Earnings (Loss) from Continuing Operations Per Share	$0.93	$0.58	$0.39	$0.62	($0.44)	$2.08
Asset Impairments	-	-	0.04	-	-	0.04
Separation Costs	0.01	-	-	0.01	-	0.02
Income Tax-Related Adjustments	-	0.04	-	-	0.08	0.12
2022 Adjusted (non-GAAP) Operating Earnings (Loss) Per Share	$0.94	$0.63	$0.43	$0.62	($0.35)	$2.27

Note: All amounts shown are per Exelon share and represent contributions to Exelon's EPS. Amounts may not sum due to rounding.

(1) Other and Exelon amounts include certain BSC costs that were historically allocated to ExGen but are presented as part of continuing operations in Exelon's results as these costs do not qualify as expenses of the discontinued operations per the accounting rules.

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GAAP to Non-GAAP Reconciliations

Exelon Operating TTM ROE Reconciliation ($M)(1)	2016	2017	2018	2019	2020	2021	2022	2023
Net Income (GAAP)	$1,103	$1,704	$1,836	$2,065	$1,737	$2,225	$2,501	$2,740
Operating Exclusions	$461	($24)	$32	$30	$246	$82	$96	$60
Adjusted Operating Earnings	$1,564	$1,680	$1,869	$2,095	$1,984	$2,307	$2,596	$2,800
Average Equity(2)	$16,523	$17,779	$19,367	$20,913	$22,690	$24,967	$27,479	$30,035
Operating (Non-GAAP) TTM ROE (Adjusted Operating Earnings/Average Equity)	9.5%	9.4%	9.6%	10.0%	8.7%	9.2%	9.4%	9.3%

Exelon Adjusted O&M Expense Reconciliation ($M)(3)	2016	2017	2018	2019	2020	2021	2022	2023	2024E
GAAP O&M	$4,300	$4,025	$4,150	$4,000	$4,375	$4,200	$4,475	$4,475	$4,925
Regulatory Required O&M	($175)	($300)	($200)	($175)	($175)	($175)	($250)	($225)	($400)
Operating Exclusions	($400)	-	($50)	($50)	($275)	($75)	($75)	($75)	-
BGE Multi-Year Plan Reconciliations(4)	-	-	-	-	-	-	-	$100	-
Adjusted O&M Expense (Non-GAAP)	$3,725	$3,725	$3,900	$3,800	$3,950	$3,950	$4,150	$4,300	$4,500

(1) Represents the twelve-month periods December 31, 2016-2023 for Exelon's utilities (excludes Corp and PHI Corp). Earned ROEs* represent weighted average across all lines of business (Electric Distribution, Gas Distribution, and Electric Transmission). Components may not reconcile to other SEC filings due to rounding.
(2) Reflects simple average book equity for Exelon's utilities less goodwill at ComEd and PHI.
(3) Reflects utility O&M which includes allocated costs from the shared services company; numbers rounded to the nearest $25M and may not sum due to rounding.
(4) See Note 3 – Regulatory Matters in 2023 10-K for additional information.

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Thank you Please direct all questions to the Exelon Investor Relations team:  InvestorRelations@ExelonCorp.com  312-394-2345